UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CENTENNIAL BANK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	41-2150446
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1331 Seventeenth Street, Suite 300

Denver, Colorado 80202

(Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-124855

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.001 per share (the “Common Stock”), of Centennial Bank Holdings, Inc., a Delaware corporation (the “Registrant”), is contained in the Registrant’s registration statement on Form S-1, as amended (File No. 333-124855) originally filed with the Securities and Exchange Commission on May 12, 2005, and thereafter amended and supplemented (the “Registration Statement”) and included in the prospectus to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended. Such description, which is set forth under the caption “Description of Capital Stock” in the prospectus contained in the Registration Statement, is incorporated herein by reference in its entirety. As of the date hereof, the Common Stock is quoted on the Nasdaq National Market and the Registrant has delivered copies of the Registration Statement to The Nasdaq Stock Market, Inc.

Item 2.	Exhibits

3.1	Amended and Restated Certification of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form S-1, as amended and supplemented (No. 333-124855).

3.2	Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 to the Registrant’s registration statement on Form S-1, as amended and supplemented (No. 333-124855).

4.1	Specimen stock certificate representing shares of common stock of the Registrant, incorporated by reference to Exhibit 4.1 to the Registrant’s registration statement on Form S-1, as amended and supplemented (No. 333-124855).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 3, 2005	CENTENNIAL BANK HOLDINGS, INC.

	By:	/s/ Paul W. Taylor
		Name:	Paul W. Taylor
		Title:	Executive Vice President and Chief Financial Officer